Western Country Clubs, Inc.
Calculation of Earnings per Share
March 31, 1997



BASIC EARNINGS (LOSS) PER SHARE:

                                                                                                 Weighted
                                                                       Shares         Days        Average
                                                             Date    Outstanding   Outstanding     Shares
                                                             ----    -----------   -----------     ------



Common Shares Outstanding at December 31, 1996 .........   12/31/96   3,519,921          90     3,519,921

Common Stock issued for stock of Cowboys Inc ...........   02/06/97     114,800          53        67,604
                                                                       --------          --        ------

Shares Outstanding at March 31, 1997                                  3,634,721                 3,587,525
                                                                      =========                 =========

            Net earnings (loss)                                                                   (82,044)
                                                                                                  ========

            Basic earnings (loss) per share                                                        ($0.02)
                                                                                                   =======


PRIMARY EARNINGS (LOSS) PER SHARE:

         INCLUSION OF THESE SECURITIES WOULD BE ANTIDULTIVE


FULLY DILUTED EARNINGS (LOSS) PER SHARE:

         THERE ARE NO SECURITIES IN THE COMPUTATION OF FULLY DILUTE EPS